Exhibit 99.2

Gray Matters, Inc.

Unaudited condensed financial statements and accompanying notes of GMI as of and for the nine months ended September 30, 2021.

Gray Matters, Inc.

Unaudited Interim Financial Statements

As of and for the nine months September 30, 2021

Balance Sheet

	Unaudited
	9/30/2021	12/31/2020
ASSETS
Current assets
Cash and cash equivalents	$193,686	$997,001
Accounts receivable	208,642	-
Prepaid expenses	23,541	197,647
Total current assets	425,869	1,194,648

Property and equipment, net	9,569	12,189
Security deposit	6,000	6,000

Total assets	$441,438	$1,212,837

LIABILITIES & SHAREHOLDER'S EQUITY
Current liabilities
Accounts payable	$259,086	$169,334
Income taxes payable	67,752	92,752
Due to shareholder	29,669	37,453
Accrued liabilities	7,000	7,609
Total current liabilities	363,507	307,148
Notes payable	600,000	600,000
Deferred tax liability	4,600	4,600

Total liabilities	968,107	911,748

Shareholder's equity (deficit)
Common stock, par value $0.01 per share; 1,000 shares authorized, issued and outstanding at September 30, 2021 and December 31, 2020	10	10
Additional paid-in-capital	5,035	62,264
Accumulated deficit (retained earnings)	(531,714)	238,815
Total shareholder's equity (deficit)	(526,669)	301,089

Total liabilities & shareholder's equity	$441,438	$1,212,837

The accompanying notes are an integral part of the financial statements.

Gray Matters, Inc.

Unaudited Interim Financial Statements

As of and for the nine months September 30, 2021

Statement of Operations and Comprehensive Income

Revenues
Software sales	$698,823
Reimbursable expenses	19,819
Total revenues	718,642

Cost of revenues	996,215

Gross profit	(277,573)

Selling, general and administrative expenses	491,984

Loss from operations	(769,557)

Other income	-
Interest expense	(972)

Loss before income taxes	(770,529)

Income tax expense	-

Net loss	$(770,529)
Comprehensive loss	$(770,529)

The accompanying notes are an integral part of the financial statements.

Gray Matters, Inc.

Unaudited Interim Financial Statements

As of and for the nine months September 30, 2021

Statement of Shareholder’s Equity

Unaudited

	Common Stock		Additional Paid-in	Retained Earnings (Accumulated
	Shares	Amount	Capital	Deficit)	Total
Balance December 31, 2020	1,000	$10	$62,264	238,815	$301,089
Net loss	-	-	-	(770,529)	(770,529)
Dividend	-	-	(87,229)	-	(87,229)
Shareholder contribution	-	-	30,000	-	30,000
Balance September 30, 2021	1,000	$10	$5,035	$(531,714)	$(526,669)

The accompanying notes are an integral part of the financial statements.

Gray Matters, Inc.

Unaudited Interim Financial Statements

As of and for the nine months September 30, 2021

Statement of Cash Flows

Unaudited
Cash flows from operating activities:
Net loss	$(770,529)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,620
Decrease (increase) in assets:
Accounts receivable	(208,642)
Prepaid expenses	174,106
Increase (decrease) in liabilities:
Accounts payable	89,752
Income taxes payable	(25,000)
Due to shareholder	(7,784)
Accrued liabilities	(609)

Net cash used in operating activities	(746,086)

Cash flows from financing actvities:
Dividends	(87,229)
Contributions from shareholder	30,000

Net cash provided by financing activities	(57,229)

Net increase in cash	(803,315)
Cash - beginning of year	997,001
Cash - end of period	$193,686

The accompanying notes are an integral part of the financial statements.

Gray Matters, Inc.

Notes to the Unaudited Interim Financial Statements

For the nine months September 30, 2021

NOTE 1. NATURE OF THE BUSINESS

Gray Matters, Inc. (the Company) was incorporated on October 3, 2013, in the state of Delaware. The Company’s primary product is its blockchain software that is sold as an installed/on-premise license with a single U.S. government customer.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited Interim Condensed Consolidated Financial Statements

The accompanying unaudited financial statements (“financial statements”) have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) for interim financial information Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or. In the opinion of management, the financial statements include all adjustments necessary (which are of a normal and recurring nature) for the fair and not misleading presentation of the results of the interim periods presented. These unaudited interim condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements for the year ended December 31, 2020. The results of operations for any interim periods are not necessarily indicative of the results of operations for any other interim period or for a full fiscal year.

There have been no changes in the Company’s significant accounting policies as of September 30, 2021, as compared to the significant accounting policies disclosed in Note 1, "Summary of Significant Accounting Policies" in the Company's audited financial statements for the year ended December 31, 2020.

Basis of Accounting: The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (U.S. GAAP).

Use of Estimates: The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates include depreciable lives for property and equipment, recoverability of income taxes, accrued liabilities, and collectability of accounts receivables. Actual results could differ from those estimates.

Cash: Cash includes bank checking accounts in the United States which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk with respect to cash.

Property and Equipment: Property and equipment are stated at cost and primarily consist of computer hardware and software. The Company capitalizes all property and equipment purchases over $1,000 that have a useful life greater than one year. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which currently are all estimated at five years.

Revenue Recognition: The Company recognizes revenue under the provisions of Accounting Standards Codification (ASC) Topic 606, “Revenue from Contracts with Customers”. ASC 606 requires an entity to recognize revenue to depict the transfer of control of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services.

Revenue is recognized when all of the following steps have been taken and criteria met for each contract:

•

Identification of the contract, or contracts, with a customer - A contract with a customer exists when (i) the Company enters into an enforceable contract with a customer that defines each party’s rights regarding the goods or services to be transferred and identifies the payment terms related to these goods or services, (ii) the contract has commercial substance and the parties are committed to perform and, (iii) collection of substantially all consideration to which the Company will be entitled in exchange for goods or services that will be transferred is probable based on the customer’s intent and ability to pay the promised consideration.

Gray Matters, Inc.

Notes to the Unaudited Interim Financial Statements

For the nine months September 30, 2021

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

•

Identification of the performance obligations in the contract - Performance obligations promised in a contract are identified based on the goods or services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the goods or service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the goods or services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised goods or services, the Company applies judgment to determine whether promised goods or services are capable of being distinct in the context of the contract. If these criteria are not met, the promised goods or services are accounted for as a combined performance obligation.

•

Determination of the transaction price - The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring goods or services to the customer adjusted for estimated variable consideration, if any. The Company typically estimates the transaction price impact of discounts offered to the customer for early payments on receivables or rebates based on sales target achievements. Constraints are applied when estimating variable considerations based on historical experience where applicable.

•

Allocation of the transaction price to the performance obligations in the contract - If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis. The Company determines standalone selling price by taking into account available information such as historical selling prices of the performance obligation, geographic location, overall strategic pricing objective, market conditions and internally approved pricing guidelines related to the performance obligations.

•

Recognition of revenue when, or as, the Company satisfies performance obligations - The Company satisfies performance obligations either over time or at a point in time as discussed in further detail below. Revenue is recognized at or over the time the related performance obligation is satisfied by transferring a promised good or service to a customer.

Nature of Products and Services

The Company generates revenue primarily from software sales and licensing. The Company currently sells through its direct relationship with its end customer. Software is installed and configured on the customer’s premises. Direct costs that are reimbursable by the customer under the contract are recognized on a gross basis under revenue as reimbursable expenses.

The Company’s only customer contract is a firm fixed price contract. The performance obligations are generally separated into separate tasks or deliverables within the contract. Within a single contract, revenue related to performance obligations may be recognized at a point in time or over time. During the nine months ended September 30, 2021, the Company recognized point in time revenue of $19,819.  The sale of a software license is not a distinct performance obligation from the other development and maintenance services and is recognized over time.  During the nine months ended September 30, 2021, the Company recognized $698,823 of revenue over time.

Customer contracts may be modified to change the scope, price, specifications, other terms within the existing arrangement. Contract modifications are evaluated by management to determine whether the modification should be accounted for as part of the original performance obligation(s) or as a separate contract. If the modification adds distinct goods or services and increases the contract value proportionate to the stand-alone selling price of the additional goods or services, it will be accounted for as a separate contract. Generally, the Company's contract modifications include services which are distinct, and therefore are accounted for as separate from the original performance obligation(s).

Customer payment terms are generally 30 days. The Company does not have any significant financing components as payment is received within one year of the transfer of control to the customer. Sales or other taxes billed and collected from the customer are excluded from revenue.

Gray Matters, Inc.

Notes to the Unaudited Interim Financial Statements

For the nine months September 30, 2021

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Trade accounts receivable are recorded at the billable amount where the Company has the unconditional right to bill, net of allowances for doubtful accounts. The allowance for doubtful accounts is based on the Company’s assessment of the collectability of accounts. Management regularly reviews the adequacy of the allowance for doubtful accounts by considering the age of each outstanding invoice, the customer's expected ability to pay and collection history, when applicable, to determine whether a specific allowance is appropriate. Accounts receivable deemed uncollectible are charged against the allowance for doubtful accounts when identified. There were no such allowances recognized at September 30, 2021. Accounts receivable at September 30, 2021 do not include any unbilled amounts. Unbilled receivables occur when transfer of the performance obligation of the performance obligation to the customer has occurred, and therefore revenue is recognized, in a period prior to invoicing for that performance obligation.

Income Taxes: Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss carryforwards. A valuation allowance is provided when it is more-likely-than-not that some portion or all of a deferred tax asset will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income and the reversal of deferred tax liabilities during the period in which related temporary differences become deductible.

The Company recognizes interest and penalties related to unrecognized tax benefits in operating expense. As of September 30, 2021, there were no penalties accrued related to unrecognized tax benefits, nor were any interest or penalties recognized during the nine months ended September 30, 2021.

Recently Issued Accounting Pronouncements: In June 2016, the Financial Accounting Standards Board issued Accounting Standards Update (ASU) 2016-13, “Financial Instruments - Credit Losses” (Topic 326). ASU 2016-13 provides for a new impairment model which requires measurement and recognition of expected credit losses for most financial assets and certain other instruments, including but not limited to accounts receivable. The new guidance will be effective for fiscal years beginning after December 15, 2022. Early adoption is allowed. The Company is currently assessing the impact of the new guidance.

NOTE 3. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at September 30, 2021:

Computer hardware	$17,468
Less: accumulated depreciation	(7,899)
Property and equipment, net	$9,569

Depreciation expense amounted to $2,620 for the nine months ended September 30, 2021.

NOTE 4. NOTES PAYABLE

On December 9, 2019, the Company entered into an agreement with an individual investor to provide “permanent” working capital funding to the Company of up to $600,000. Advances requested and paid under the agreement do not bear interest and are only payable by the Company to the investor upon a Company liquidity event, as defined in the agreement (generally, a change in control or initial public offering). The amount contingently payable upon a liquidity event is 220 percent of the total advances. The Company received advances under the agreement totaling $481,000 in 2020 and $119,000 in 2019. On December 8, 2021, the Company and investor executed a Payoff and Termination Agreement which was effectuated upon payment of a discounted amount in connection with the sale of the Company on December 10, 2021.

Gray Matters, Inc.

Notes to the Unaudited Interim Financial Statements

For the nine months September 30, 2021

NOTE 5. RELATED PARTY TRANSACTIONS

During the nine months ended September 30, 2021, the Company paid certain personal expenses on behalf of the shareholder which are not included in the Company’s statements of operations and are reflected as dividends in these interim financial statements. At December 31, 2020 and September 30, 2021, the Company owed amounts to the shareholder for Company expenses incurred which are reflected as due to shareholder in the balance sheets.

NOTE 6. REVENUE CONCENTRATION

For the nine months ended September 30, 2021, 100% of the Company’s revenue was derived from one customer.

NOTE 7. SUBSEQUENT EVENTS

On December 10, 2021, the shareholder sold 100% of the Company’s common stock to WaveDancer, Inc., a Delaware publicly traded company. The Company paid all of its outstanding debt simultaneous with the closing of the sale.